                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            Georgia Gulf Corporation
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                       58-1563799
---------------------------------------                   -------------------
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                          Identification no.)

400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia      30346
---------------------------------------------------------   ------------
       (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the please check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities to be registered pursuant to Section 12(b) of the Act:_______________
                                                                 (If applicable)

    TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
    TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
    -------------------                ------------------------------

Rights To Purchase Preferred Shares    New York Stock Exchange
-----------------------------------    -----------------------------------------

                --                                 --
-----------------------------------    -----------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                       --
--------------------------------------------------------------------------------
                                (Title of class)

                                       --
--------------------------------------------------------------------------------
                                (Title of class)



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ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        On December 5, 2000, the Board of Directors of Georgia Gulf Corporation (the "Company") approved an Amended and Restated Rights Agreement, dated as of December 5, 2000 (the "Amended and Restated Rights Agreement"), between the Company and EquiServe Trust Company, N.A. (the "Rights Agent"). The Amended and Restated Rights Agreement changed the purchase price of the rights to $90.00 and made other technical amendments. The Rights will expire on April 27, 2010.

               The foregoing description of the Amended and Restated Rights Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Amended and Restated Rights Agreement are available free of charge from the Company.

ITEM 2.    EXHIBITS.

NUMBER           DESCRIPTION
------           -----------
  4.1 Amended and Restated Rights Agreement, dated as of December 5, 2000, between the Company and EquiServe Trust Company, N.A.







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                                    SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   GEORGIA GULF CORPORATION


                                   By: /s/ Joel I. Beerman
                                       -----------------------------------
                                       Name:  Joel I. Beerman
                                       Title:  Vice President & General Counsel



Date:  December 13, 2000


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                                INDEX TO EXHIBITS

      EXHIBIT
      NUMBER          EXHIBIT
      --------        -------
        4.1           Amended and Restated Rights Agreement, dated as of
                      December 5, 2000, between the Company and EquiServe Trust
                      Company, N.A.



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